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Exhibit 99.6

Dear Depositor:

        The Board of Trustees of Danvers Bancorp, Inc. has voted unanimously in favor of a plan of conversion whereby Danvers Bancorp, Inc. will convert from a mutual form of organization to a stock form of organization. We are converting so that Danvers Bancorp, Inc. will be structured in the form of ownership that we believe will best support its and Danversbank's future growth.

        As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Danvers Bancorp, Inc. common stock on a priority basis, before an offering to the general public, if any. The enclosed prospectus describes the stock offering and the operations of Danversbank and Danvers Bancorp, Inc.

        If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Danvers Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Danvers Bancorp, Inc. Stock Information Center located at One Conant St., Danvers, MA 01923. Your order must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than            :00 p.m., Eastern time, on     day,            , 2007. Please read the prospectus carefully before making an investment decision.

        If you wish to use funds in your IRA at Danversbank to subscribe for shares of common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Danversbank. However, if you intend to use other funds to subscribe for shares of common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

        If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will open on    day,                th.

                      Sincerely,
                      Kevin T. Bottomley
                      Chairman, President and
                      Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

Dear Friend of Danversbank:

        The Board of Trustees of Danvers Bancorp, Inc. has voted unanimously in favor of a plan of conversion whereby Danvers Bancorp, Inc. will convert from a mutual form of organization to a stock form of organization. We are converting so that Danvers Bancorp, Inc. will be structured in the form of ownership that we believe will best support its and Danversbank's future growth.

        As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Danvers Bancorp, Inc. common stock on a priority basis, before an offering to the general public, if any. The enclosed prospectus describes the stock offering and the operations of Danversbank and Danvers Bancorp, Inc.

        If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Danvers Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Danvers Bancorp, Inc. Stock Information Center located at One Conant St., Danvers, MA 01923. Your order must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than            :00 p.m., Eastern time, on     day,                , 2007. Please read the prospectus carefully before making an investment decision.

        If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will open on    day,                th.

                      Sincerely,
                      Kevin T. Bottomley
                      Chairman, President and
                      Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

Dear Potential Investor:

        We are pleased to provide you with the enclosed material in connection with the stock offering by Danvers Bancorp, Inc. We are raising capital to support Danversbank's future growth.

        This information packet includes the following:

    PROSPECTUS:    This document provides detailed information about the operations of Danversbank and the proposed stock offering by Danvers Bancorp, Inc. Please read it carefully before making an investment decision.

    STOCK ORDER FORM:    Use this form to subscribe for shares of common stock and return it to Danvers Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Danvers Bancorp, Inc. Stock Information Center located at One Conant St., Danvers, MA 01923. Your order must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than            :00 p.m., Eastern time, on     day,                , 2007. Please read the prospectus carefully before making an investment decision.

        We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

                      Sincerely,
                      Kevin T. Bottomley
                      Chairman, President and
                      Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

Dear Customer of Danversbank:

        At the request of Danversbank and its holding company, Danvers Bancorp, Inc., we have enclosed material regarding the offering of shares of common stock by Danvers Bancorp, Inc. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Danvers Bancorp, Inc.

        Please read the prospectus carefully before making an investment decision.    If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Danvers Bancorp, Inc. by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Danvers Bancorp, Inc. Stock Information Center located at One Conant St., Danvers, MA 01923. Your order must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than            :00 p.m., Eastern time, on    day,                 , 2007.

        If you have any questions after reading the enclosed material, please call the Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time and ask for a Sandler O'Neill representative. The Stock Information Center will open on    day,                 th.

        We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                      Sandler O'Neill & Partners, L.P.

Enclosures

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

 S A N D L E R  O ' N E I L L  +  P A R T N E R S ,  L. P.

919 Third Avenue, 6th Floor, New York, NY 10022

Questions & Answers About the Stock Issuance
Danvers Bancorp, Inc.

Questions & Answers
About the Stock Offering

        The Board of Trustees of Danvers Bancorp, Inc. has voted unanimously in favor of a plan of conversion whereby Danvers Bancorp, Inc. will convert from a mutual form of organization to a stock form of organization. We are converting so that Danvers Bancorp, Inc. will be structured in the form of ownership that we believe will best support its and Danversbank's future growth.

        In addition, as part of the stock offering and in furtherance of our long-standing commitment to our local community, we intend to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as The Danversbank Charitable Foundation, Inc. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

        In the public stock holding company structure, Danversbank will become a wholly-owned subsidiary of a Delaware corporation known as Danvers Bancorp, Inc., and all of the outstanding common stock of Danvers Bancorp will be owned by the public, including our employee stock ownership plan, and by the Charitable Foundation.

Effect on Deposits and Loans

Q.
Will the offering affect any of my deposit accounts or loans?

A.
No. The offering will have no effect on the balance or terms of any deposit account. Your deposits will continue to be insured in full. The terms, including interest rate, of your loans with us will also be unaffected by the offering.

About The Shares of Common Stock

Investment in our shares of common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus, particularly the section entitled "Risk Factors."

Q.
Who can purchase shares of common stock?

A.
The shares of common stock of Danvers Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

1.
Eligible Account Holders—depositors of Danversbank with accounts totaling $50.00 or more on the close of business on February 28, 2006;

2.
Supplemental Eligible Account Holders—depositors of Danversbank with accounts totaling $50.00 or more on the close of business on March 31, 2007;

3.
The Danversbank employee stock ownership plan (ESOP) and SBERA 401(k) Plan; and

4.
Employees, officers, directors, trustees and corporators of the Bank.

  Upon completion of the subscription offering, shares of common stock that are not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.
Am I guaranteed to receive shares of common stock by placing an order?

A.
No. It is possible that orders received during the offering period will exceed the number of shares of common stock being sold. Such an oversubscription would result in shares of common stock being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.
Will any account I hold with Danversbank be converted into stock?

A.
No. All accounts remain as they were prior to the offering.

Q.
How many shares of common stock are being offered, and at what price?

A.
Danvers Bancorp, Inc. is offering for sale up to 14,950,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Danvers Bancorp, Inc. may increase the maximum and sell up to 17,192,500 shares.

Q.
How much common stock can I purchase?

A.
The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $400,000 (40,000 shares) of common stock in the offering.

Q.
How do I order shares of common stock?

A.
If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Danvers Bancorp, Inc. by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Danvers Bancorp, Inc. Stock Information Center located at One Conant St., Danvers, MA 01923. Your order must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than            :00 p.m., Eastern time, on    day,                   , 2007.

Q.
How can I pay for my shares of common stock?

A.
You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Danversbank. Checks and money orders must be made payable to Danvers Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Danversbank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail or bring cash to the Stock Information Center.

Q.
Can I use my Danversbank home equity line of credit to subscribe for shares of common stock?

A.
No. Danversbank cannot lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Danversbank home equity line of credit.

Q.
When is the deadline to subscribe for shares of common stock?

A.
An executed stock order form with the required full payment must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than            :00 p.m., Eastern time, on    day,                   , 2007.

Q.
Can I subscribe for shares of common stock using funds in my IRA at Danversbank?

A.
Federal law does not permit the purchase of common stock with your existing IRA account at Danversbank. To use such funds to subscribe for shares of common stock, you need to establish a "self directed" trust account with an unaffiliated trustee. The transfer of such funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.
Can I subscribe for shares of common stock and add someone else who is not on my account to my stock registration?

A.
No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and we will not honor orders known by us to involve the transfer of these rights.

Q.
Can I subscribe for shares of common stock in my name alone if I have a joint account?

A.
Yes.

Q.
Will payments for shares of common stock earn interest until the stock offering closes?

A.
Yes. Any payment made by check or money order will earn interest at Danversbank's passbook savings rate from the date of receipt to the completion or termination of the stock offering. Depositors who elect to pay for their shares of common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the stock offering.

Q.
Will dividends be paid on the shares of common stock?

A.
Danvers Bancorp, Inc. has not yet established a cash dividend policy or determined the amount that may be paid or when payments may begin.

Q.
Will my shares of common stock be covered by deposit insurance?

A.
No.

Q.
Where will the shares of common stock be traded?

A.
Following the completion of the stock offering, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol "DNBK."

Q.
Can I change my mind after I place an order to subscribe for shares of common stock?

A.
No. After receipt, your order may not be modified or withdrawn.

About The Charitable Foundation

Q.
What is The Danversbank Charitable Foundation, Inc. and why is it being established?

A.
In keeping with our long-standing commitment to our community, the plan of conversion provides for the establishment and funding of a charitable foundation to be known as The Danversbank Charitable Foundation, Inc. The foundation will be dedicated to charitable causes within the communities in which Danversbank operates.

Additional Information

Q.
What if I have additional questions or require more information?

A.
Danvers Bancorp, Inc.'s prospectus that accompanies this brochure describes the stock offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will open on    day,                 th. Additional material may only be obtained from the Stock Information Center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

                        , 2007

Dear                        :

        Danvers Bancorp, Inc., the holding company for Danversbank, is offering shares of common stock in a stock offering. We are raising capital to support Danversbank's future growth.

        To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on    at    :00             .            .

        A member of our staff will be calling to confirm your interest in attending the meeting.

        If you would like additional information regarding the meeting or our stock offering, please call our Stock Information Center at (888) 775-6000, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will open on    day,                 th..

                      Sincerely,
                      Kevin T. Bottomley
                      Chairman, President and
                      Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

                        , 2007

        To Our Friends:

        We are enclosing materials in connection with the stock offering by Danvers Bancorp, Inc., the holding company for Danversbank. Danvers Bancorp, Inc. is raising capital to support Danversbank's future growth.

        Sandler O'Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at            :00 p.m., Eastern time, on    day,                , 2007. In the event that all the stock is not sold in the subscription and community offering, Sandler O'Neill may form and manage a syndicated community offering to sell the remaining stock.

        Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                      Sandler O'Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Danversbank, Danvers Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency, or the Depositors Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

 S A N D L E R  O ' N E I L L  +  P A R T N E R S ,  L. P.

919 Third Avenue, 6th Floor, New York, NY 10022

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  Exhibit 99.6